UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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NutraCea
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY
NutraCea
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 14, 2011

TO THE SHAREHOLDERS:

The 2011 Annual Meeting of Shareholders of NutraCea, a California corporation, will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ  85253, on Tuesday, June 14, 2011, at 10:00 a.m. local time, for the purpose of considering and voting:

1.	to elect 6 directors to serve on the Board of Directors until the 2012 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 350,000,000 to 500,000,000;

3.	to approve the NutraCea 2010 Equity Incentive Plan;

4.	to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

5.	upon the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  Included in the mailing of the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Only shareholders of record at the close of business on April 22, 2011, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2011:

The enclosed proxy statement and 2010 Annual Report to Shareholders are available at www.nutracea.com/InvestorRelations.

By Order of the Board of Directors,

/s/ Leo G. Gingras
Leo G. Gingras, Secretary

Scottsdale, Arizona
May 9, 2011

IMPORTANT

Whether or not you expect to attend the 2011 Annual Meeting of Shareholders in person, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card or voting instruction card in the enclosed envelope, which requires no postage if mailed in the United States.

NutraCea
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to holders of common stock (the Common Stock) of NutraCea, a California corporation (NutraCea), in connection with the solicitation of proxies by the Board of Directors (Board) for use at NutraCea’s 2011 Annual Meeting of Shareholders (the Annual Meeting) to be held on Tuesday, June 14, 2011, at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ 85253.  The telephone number at that address is (480) 948-5000.

This Proxy Statement and the accompanying form of proxy card / voting instruction card were mailed to shareholders on or about May, 9, 2011.  Our Annual Report for fiscal 2010 is enclosed with this proxy statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock; (iii) approve the 2010 Equity Incentive Plan; (iv) approve BDO USA, LLP as our independent registered public accounting firm and (v) transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on April 22, 2011, (the Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were [___________] shares of Common Stock outstanding.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of NutraCea at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of NutraCea common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet. If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. Stockholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States and Canada). If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting. If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from NutraCea. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that NutraCea is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than six (6)candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by NutraCea.  NutraCea may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of NutraCea’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  NutraCea may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  NutraCea’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  The affirmative vote of a majority in voting power of all of our outstanding shares of common stock is required to approve the amendment to our articles of incorporation (Proposal 2).  Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting is required to approve the 2010 Equity Incentive Plan (Proposal 3) and to ratify the selection of our independent registered public accounting firm (Proposal 4).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, NutraCea believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  NutraCea further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, NutraCea intends to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the first three proposals to elect our directors, to amend our articles of incorporation to increase the authorized number of shares of Common Stock, or to approve the 2010 Equity Incentive Plan, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2012 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Shareholders of NutraCea are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of NutraCea.  Shareholders who wish to have a proposal considered for inclusion in NutraCea’s proxy materials for NutraCea’s 2012 Annual Shareholder Meeting must submit such proposal to NutraCea by January 10, 2012.  If NutraCea changes the date of its 2012 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before NutraCea begins to print and send its proxy materials for the 2012 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in NutraCea’s proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at NutraCea’s 2012 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of NutraCea at NutraCea’s principal executive offices by March 25, 2012.  If the date of the 2012 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by NutraCea no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in NutraCea’s bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, NutraCea may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2012 Annual Meeting, NutraCea will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including the annual report, proxy statement and proxy) unless you have previously provided contrary instructions.  If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting NutraCea’s Secretary at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253, telephone (602) 522-3000.  Similarly, if you share an address with another shareholder and have received multiple copies of the proxy materials, you may contact NutraCea at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

Currently, the Board consists of eight members.  All of the current members are nominated by the Board for the election as directors of NutraCea at the Annual Meeting, other than David S. Bensol and Kenneth L. Shropshire who have decided not to run for re-election.  Mr. Bensol and Mr. Shropshire will continue to serve as directors of NutraCea until the expiration of their terms at the Annual Meeting.  The Board has fixed the number of directors at six effective June 14, 2011, the date of the Annual Meeting.

A board of six (6) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom presently are directors of NutraCea.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are properly nominated for election as directors, in accordance with our bylaws, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

W. John Short (3)(4)	62	Chief Executive Officer, and Chairman of the Board
Richard H. Koppes (3)	64	Director
James C. Lintzenich (1)(2)(4)	57	Director
Edward L. McMillan (1)(3)	65	Director
John J. Quinn (1)(2)	63	Director
Steven W. Saunders (4)	55	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Executive Committee.

W. John Short, has served as Chief Executive Officer and Director of NutraCea since October 2009 and from July 2009 until October 2009 he served as our President.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, Advisory Board Member and/or Director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the Chief Executive Officer of Skip’s Clothing Company.  From January 2004 through December 2005 Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short's experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in this industry, his detailed knowledge of our business structure and our products, and his experience as our Chief Executive Officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

Richard H. Koppes, has served as one of our directors since March 2011. Since 2009, Mr. Koppes has been a program fellow at the Rock Center for Corporate Governance at Stanford Law School.  He is the founder, past president and current administrative officer of the National Association of Public Pension Attorneys and serves on the Boards of the Investor Responsibility Research Center Institute and the National Association of Corporate Directors (NACD).  Mr. Koppes was Of Counsel to the law firm of Jones Day from August 1996 until his retirement from the firm in December 2009. From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer.  Mr. Koppes is a former member of the Board of Directors of Valeant Pharmaceuticals International, a NYSE-listed company, and a former member of the Board of Directors of Apria Healthcare Group Inc. (a former NYSE-listed company). He is a former board member of the Society of Corporate Secretaries and Governance Professionals. Mr. Koppes has taught corporate governance as a Consulting Professor of Law at Stanford Law School, served as a member of the New York Stock Exchange Board of Governors’ Legal Advisory Committee and was a member of the Blue Ribbon Commissions on Board Evaluations and Shareholder/Director Communications of the NACD.  In recognition of that service, the NACD awarded Mr. Koppes a lifetime achievement award for contributions to corporate governance.  He is the past Vice Chairman of the Corporate Counsel Committee of the International Bar Association.  The Board believes that Mr. Koppes extensive knowledge of corporate governance best practices and his experience implementing and managing corporate governance procedures and best practices at a variety of institutions, including as a member of the boards of directors at several publicly traded companies, are the attributes, skills, experiences and qualifications that allow Mr. Koppes to make a valuable contribution as one of our directors.

James C. Lintzenich, has served as a director of NutraCea since October 2005. He was a director of the RiceX Company from 2003 to 2005. He served as our Interim Chief Executive Officer from March 2009 until October 2009.  Mr. Lintzenich served as our Interim Principal Financial Officer and Interim Chief Accounting Officer since August 2009 through October 2009.  Mr Lintzenich has been an independent management consultant since April 2001.  From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution.  From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans.  Mr. Lintzenich currently serves on the Board of Directors of the Lumina Foundation for Education and the Ball State University Foundation.  The Board believes that Mr. Lintzenich’s vast experience holding senior management and financial positions in various industries, his over 30 years of management experience in this industry, his extensive network of contacts and relationships in this industry, his board experience with The RiceX Company, his detailed knowledge of our business structure and our products, and his experience as our former Interim Chief Executive Officer, Interim Principal Financial Officer and Interim Chief Accounting Officer, are the attributes, skills, experiences and qualifications that allow Mr. Lintzenich to make a valuable contribution as one of our directors.

Edward L. McMillan, has served as one of our directors since October 2005.  He has also been a director of The RiceX Company since July 2004.  From January 2000 to present Mr. McMillan has owned and managed McMillan LLC, a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors.  From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management.  From January 1988 to March 1996, Mr. McMillan was President and CEO of Purina Mills, Inc.  From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University.  From August 1997 to April 1999 he was with Agri Business Group, Inc.  Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (NASDAQ:BCPC), Durvet, Inc., Newco Enterprises, Inc. and Pennfield, Inc.  Mr. McMillan also serves as a member of the Board of Trustees of the University of Illinois and as Chair of the University of Illinois Research Park, LLC. The Board believes that Mr. McMillan’s experience as a transaction and strategic consultant in the food and agribusiness industry sectors, his over 30 years of management experience in this industry, his expansive network of contacts and relationships in this industry,  his outside board experience with several companies, his position as a Member of the Board of Trustees of the University of Illinois, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. McMillan to make a valuable contribution as one of our directors.

John J. Quinn, has served as one of our directors since April 9, 2010.  Mr. Quinn, is a Certified Public Accountant and has spent the majority of his 40 plus year career in the public accounting business as an assurance partner with PricewaterhouseCoopers LLP (PwC) and Ernst & Young LLP (E&Y).  Since 2008, Mr. Quinn has been a management consultant. Mr. Quinn retired from PwC in 2008, where he performed as an assurance partner from 1998 to 2008, served in the National Office—Assurance Services in New York from 2006 to 2008 and as the Office Managing Partner in Indianapolis from 1999 to 2006. From 1993 to 1997, he was Director, Executive Vice-President and Chief Financial Officer of Standard Management Corporation, a publicly-held financial services company with US and international operations.  Prior to this, Mr. Quinn spent the first 24 years of his career in E&Y’s Indianapolis office serving a variety of clients.  Mr. Quinn served on the boards of Central Indiana Community Foundation, a $600 million foundation from 2002 to 2010, where he served as Chairman of the Board and Chairman of the Audit and Finance Committee, and Legacy Fund, Inc., an affiliated foundation. Mr. Quinn is a graduate of the University of Notre Dame (cum laude) and the Kellogg Executive Program at Northwestern University. The Board believes that Mr. Quinn’s experience as a Certified Public Accountant, including working 40 plus years in the public accounting sector, his current position as chairman of our Audit Committee, his management experience with a publicly-held financial services company, his outside board experience with Central Indiana Community Foundation and Legacy Fund, Inc., and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Quinn to make a valuable contribution as one of our directors.

Steven W. Saunders, has served as one of our directors since October 2005. He was a director of The RiceX Company from August 1998 to October 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm, since 1992.  The Board believes that Mr. Saunders’ experience as an executive for nearly 20 years, his prior board experience with The RiceX Company, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Saunders to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Directors Not Standing for Re-Election

David S. Bensol, 55, has served as one of our directors since March 2005.  Mr. Bensol has informed the Board that he does not intend to stand for re-election upon the expiration of his term at the Annual Meeting but will continue to serve as a director at NutraCea until the expiration of his current term.  Mr. Bensol currently is President of Bensol Realty Corp and a management consultant. Mr. Bensol was the former CEO of Critical Home Care, which recently merged with Arcadia Resources, Inc. (AMEX: KAD). Mr. Bensol was the Executive Vice President and Director of Arcadia Resources from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several public and private companies which became industry leaders in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol served on various committees during his tenure at Arcadia including the Audit and Compensation Committees.  Mr. Bensol received a BS Pharm. from St. Johns University, New York, and became a registered pharmacist in 1978.

Kenneth L. Shropshire, 56, has served as one of our directors since April 2006.  Mr. Shropshire has informed the Board that he does not intend to stand for re-election upon the expiration of his term at the Annual Meeting but will continue to serve as a director at NutraCea until the expiration of his current term.  Mr. Shropshire has been a professor at the Wharton School of the University of Pennsylvania since 1986; in this capacity serving as a David W. Hauck professor since 2001, the chair of the Department of Legal Studies from 2000 to 2005, and the faculty director of the Sports Business Initiative since 2004.  Mr. Shropshire was Of Counsel at the law firm of Van Lierop, Burns & Bassett, LLP, from 1998 to 2004 and has been a practicing attorney in Los Angeles, California, focusing on sports and entertainment law.  Mr. Shropshire has also taught coursework at the University of Pennsylvania School of Law, the University of San Diego School of Law and Southwestern University School of Law.  Mr. Shropshire currently is a member of the board of directors of Valley Green Bank.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for NutraCea at that time.

The Board believes that its current leadership structure, with Mr. Short serving as both chief executive officer and board chairman, was appropriate in light of our bankruptcy given the efficiencies of having the chief executive officer also serve in the role of chairman and our strong corporate governance structure.  Now that NutraCea has exited from bankruptcy, the Board intends to evaluate whether Mr. Short should serve as both chief executive officer and board chairman.

Risk Oversight

Our Board of Directors is currently comprised of Mr. Short and seven independent directors.  The Board has four standing committees with separate chairs — the Audit, Compensation, Nominating and Governance and Executive Committees.  A majority of the members of each committee are independent directors, with each of the committees having a separate chair.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics. Our full Board regularly engages in discussions of risk management to assess major risks facing NutraCea and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.  We do not have a lead independent director, but our independent directors meet without the presence of management and the non-independent director coincident with each regularly scheduled Board meeting.

Board Independence

The Board has affirmatively determined that each current member of the Board, other than Mr. Short is independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members.

Board Meetings and Committe Meetings

During 2010, our board of directors held 9 meetings and each director attended at least 75% of those meetings.  Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our board of directors has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the full board of directors.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act), assists the full Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are James C. Lintzenich, Edward L. McMillan and John J. Quinn.  Each of Messrs. McMillan and Quinn are independent under Nasdaq’s independence standards for audit committee members.  Mr. Lintzenich, while independent as a board member, is not independent as an Audit Committee member under Nasdaq standards because he worked on the preparation of our Annual Report on Form 10-K for 2008 while he was serving as our interim principal financial officer.  The Audit Committee met 6 times in 2010 and each member of the Audit Committee attended all of those meetings.  The Audit Committee is governed by its own charter that sets forth its specific responsibilities and the qualifications for membership to the committee.  The charter of the Audit Committee is available on our website at www.NutraCea.com, on the Investor Relations page.  The Board has determined that each of Mr. Lintzenich and Mr. Quinn is an “Audit Committee Financial Expert”, as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The current members of the Compensation Committee are David S. Bensol (who will not stand for re-election at the Annual Meeting), James C. Lintzenich and John J. Quinn.  Each of Messors Bensol, Lintzenich and Quinn are independent under Nasdaq’s independence standards for compensation committee members.  Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the Chief Executive Officer.  In 2010, the Compensation Committee met 3 times and all members at the time of a meeting of the Compensation Committee attended each of the meetings.  The Compensation Committee has its own charter that sets forth its specific responsibilities.  The charter of the Compensation Committee is available on our website at www.nutracea.com, on the Investor Relations page.  Neither the Board nor the Compensation Committee engaged a consultant regarding the determination of 2010 compensation to our Board or our executive officers.

Executive Committee

The primary function of the Executive Committees is to exercise the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Boards.  The members of the Executive Committee are W. John Short, James C. Lintzenich and Kenneth L. Shropshire (who will not stand for re-election at the Annual Meeting).  In 2010, the Executive Committee held 4 meetings.  Mr. Lintzenich and Mr. Shrophire are independent under Nasdaq's independence standards fo executive committee members.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof.  The current members of the Governance and Nominating Committee are W. John Short, David S. Bensol (who will not stand for re-election at the Annual Meeting), Richard H. Koppes (effective March 31, 2011) and Edward L. McMillan.  Each of Messrs. Bensol, Koppes and McMillan are independent under Nasdaq’s independence standards for nominating committee members.  The Nominating and Governance Committee met 3 times in 2010 and all members of this committee at the time of a meeting attended each of these meetings.  The Nominating and Governance Committee has hired a consultant to identify and introduce to the committee potential candidates to serve on the Board.  The Nominating and Governance Committee has its own charter that outlines its responsibilities. The charter of the Nominating and Governance Committee is available on our website at www.nutracea.com, on the Investor Relations page.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of NutraCea.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, NutraCea, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and NutraCea.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of NutraCea.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, NutraCea, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

NutraCea has a policy of encouraging, but not requiring, directors to attend NutraCea’s annual meeting of shareholders.  All of NutraCea’s directors attended the 2009 Annual Meeting of Shareholders, which was the last shareholder meeting held by NutraCea.

Director Compensation

Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board of Directors:

	General Board Service ($)	Executive Committee ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)
General board service - all directors	40,000	-	-	-	-
Service as Chairman	25,000	-	-	-	-
Committee Assignments:
Committee Chair	-	15,000	10,000	7,000	7,000
Members	-	2,000	4,000	2,000	2,000
Meeting Attendance Fees:
Full Board:
In-person face-to-face	2,000	-	-	-	-
Telephonic (in excess of 1 hour)	1,000	-	-	-	-
Sub-committee meetings:
In-person face-to-face	-	-	-	-	-
Telephonic	-	-	-	-	-

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for NutraCea and extend coverage to them under our directors’ and officers’ indemnity insurance policies.  Annually on January 1, each non-employee director receives an option to purchase 250,000 shares of common stock under our 2010 Equity Incentive Plan.    If a director becomes a member of the Board after January 1 of a year, the director will receive a stock option to purchase a pro rata portion of the 250,000 shares based upon  the months remaining in the year after the director was elected.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2010 for services to NutraCea:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)	Total Options (# of Shares)(3)
David S. Bensol	57,544	42,008	99,552	845,375
James C. Lintzenich	72,000	41,393	113,393	888,697
Edward L. McMillan	61,176	41,745	102,921	1,113,798
John J. Quinn	46,857	34,103	80,960	432,639
Steven W. Saunders	62,000	41,644	103,644	992,995
Kenneth L Shropshire	60,456	41,745	102,201	812,000

(1)
Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	The amount shown is the grant date fair value of each option award.

(3)
Represents as of December 31, 2010, the aggregate number of shares of our common stock subject to outstanding option awards that were held by our non-employee directors and that were granted for their service on our Board of Directors or the Board of Directors of our subsidiary, The RiceX Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors has determined that it is in the best interests of NutraCea and our shareholders to amend our articles of incorporation to increase the number of authorized shares of our common stock from 350,000,000 to 500,000,000 shares, an increase of 150,000,000 shares.

The proposed form of amendment to our articles of incorporation to effect this increase in the authorized number of shares of NutraCea common stock is attached to this Proxy Statement as Appendix A.

Below is a summary of the principal reasons why NutraCea’s board of directors is recommending that NutraCea shareholders approve the proposed amendment of NutraCea’s Articles of Incorporation.

Increase in Authorized Common Shares

NutraCea currently has 350,000,000 authorized shares of common stock and is now asking our shareholders to approve the amendment of our articles of incorporation to increase the number of its authorized shares of common stock to 500,000,000 shares, an increase of 150,000,000 shares.  As of March 31, 2011, 294,828,000 of the 350,000,000 authorized shares of common stock had been issued or reserved for issuance as follows:

•	195,717,735 shares were issued and outstanding; and
•
99,110,265 shares were reserved for issuance upon exercise of outstanding stock options and warrants and for future grants under our 2010 Equity Incentive Plan, our 2005 Equity Incentive Plan and our 2003 Stock Compensation Plan.

Therefore, after deducting the outstanding and reserved shares of common stock described above, there were approximately 55,172,000 shares of NutraCea common stock remaining unissued and reserved for issuance as of March 31, 2011.

We also may have obligations to issue shares of common stock to the investors in Nutra SA, LLC (Nutra SA) pursuant to the investor rights agreement, dated January 18, 2011, that we entered into with these investors when they purchased membership interests in Nutra SA.  Industria Reograndens De oleo Vegetais Ltda (Irgovel), our Brazilian subsidiary, is wholly owned by Nutra SA.  Pursuant to the investor rights agreement, the investors may elect to convert their membership interests in Nutra SA into shares of our common stock in January 2014.  However, if we are in default under our agreements with these investors, they may make this election as early as January 2013.  The number of shares that we would be required to issue to them would be an amount such that the aggregate price of the shares we issue to them would equal the value of their membership interests in Nutra SA.  While it is impossible at this time to predict the number of authorized shares that we will need to satisfy this requirement, the investor rights agreement requires that we use our reasonable best efforts to cause, on or before the election, there to be a sufficient number of authorized but unissued shares.  Part of the reason why we are seeking to increase our authorized number of shares of common stock is to enable us to have additional authorized shares to issue to the investors if they make the election.  However, even if the proposed amendment to our articles of incorporation is approved by our shareholders and becomes effective, the additional authorized shares may not be sufficient to satisfy our requirements with the Nutra SA investors and, depending on our needs going forward, we may use these shares for other purposes.  If there are not a sufficient number of authorized shares to issue to the investors, the investors may require us to pay them in cash to make up for the shortfall.

If the proposed amendment of our articles of incorporation is approved, the additional 150,000,000 shares of common stock that would be authorized would be available for issuance without further shareholder action, unless such action is otherwise required by California law or any stock exchange on which our common stock may then be listed or quoted.  Such shares could be issued directly by NutraCea, or could be reserved for issuance and then issued pursuant to the exercise of warrants or options, or conversion of preferred stock or convertible promissory notes, that could be granted or issued by NutraCea in the future.  The additional authorized shares would be part of the existing class of our common stock and would not affect the terms of the outstanding NutraCea common stock or the rights of the holders of common stock.  Current shareholders will not have automatic rights to purchase any of the additional authorized shares.  Any future issuance of additional authorized shares of our common stock will decrease the existing shareholders’ percentage equity ownership in NutraCea.

An increase in the authorized shares of Common Stock will increase significantly the ability of the Board to issue authorized and unissued shares without further shareholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Our board of directors believes that an increase of 150,000,000 authorized common shares will give NutraCea greater flexibility for possible future financings, joint ventures and/or mergers and acquisitions of the businesses or assets of other companies, particularly in light of the possibility that we are required to issue shares of our common stock in the future to the investors in Nutra SA.  Without such increase, it is possible that we would need to obtain shareholder approval in connection with a transaction when it would not otherwise be obligated to, thereby delaying, perhaps substantially, or even causing the loss of, the transaction.  Additionally, if we are unable to issue the required number of shares to the investors in Nutra SA if they elect to convert their membership interests in Nutra SA into shares of our common stock, the investors could require us to pay them in cash to make-up for the shortfall, which could strain our ability to operate our business.  Although we do not have any current proposals or arrangements to engage in any such transaction that would require these additional 150,000,000 shares, we continue to actively explore various business opportunities.

Possible Anti-Takeover Effects

The increase in the authorized number of shares of common stock could have possible anti-takeover effects.  These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely.  The additional authorized shares could be used to discourage persons from attempting to gain control of NutraCea by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders.  The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of NutraCea by means of a merger, tender offer, solicitation in opposition to management or otherwise.

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law, with respect to the proposed amendment to NutraCea’s Articles or Incorporation to increase the authorized number of shares, and NutraCea will not independently provide the shareholders with any such right.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND NUTRACEA’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL THREE

APPROVAL OF THE NUTRACEA 2010 EQUITY INCENTIVE PLAN

On February 25, 2010, NutraCea's board of directors adopted the NutraCea 2010 Equity Incentive Plan (the 2010 Plan).  The 2010 Plan was subsequently amended by the board of directors on March 31, 2011, by increasing the number of shares reserved for issuance under the 2010 Plan by 8,000,000 shares.  The 2010 Plan is being submitted to a vote of the stockholders in order to (1) allow us to grant incentive stock options under the 2010 Plan, and (2) to allow us to deduct for federal income tax purposes the “performance-based compensation” that is paid under the 2010 Plan, as permitted by Section 162(m) of the Internal Revenue Code (the Code).

NutraCea's board of directors has determined that it is in the best interests of NutraCea and its stockholders to adopt the 2010 Plan.  NutraCea's board of directors believes that

•	grants of stock options help create long-term equity participation in NutraCea and thereby assist it in attracting, retaining, motivating and rewarding employees, consultants and directors;

•	awards of restricted stock can help achieve these objectives with fewer shares and lower dilution than options;

•	stock options, restricted stock awards and stock bonus awards will be essential to attracting new employees and others who contribute to NutraCea's growth and development;

•
to remain competitive with other companies with regard to its long-term incentive plans, NutraCea must continue to provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put NutraCea at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Summary of the 2010 Plan

The following is a summary of the principal provisions of the 2010 Plan.  This summary is qualified in its entirety by reference to the full text of the 2010 Plan, which is attached as Appendix B to this proxy statement.

Administration.  The 2010 Plan will be administered by NutraCea's board of directors or a committee thereof to which NutraCea's board of directors has delegated the responsibility of administering the 2010 Plan (the Administrator). The Administrator acts as the manager of the 2010 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2010 Plan, to select the persons (Participants) to receive options granted pursuant to the 2010 Plan (Options) or other awards under the 2010 Plan (collectively, Awards), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the 2010 Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate non-discretionary administrative duties to such employees of NutraCea as it deems proper. The 2010 Plan at present is administered by NutraCea's board of directors.

Eligibility.  Every person who at the date on which an Award was granted to the person (the Grant Date) is an employee of NutraCea or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (ISOs) within the meaning of the Code.  The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code.  As of March 31, 2011, NutraCea and its Affiliates had 303 employees, all of whom are eligible to receive awards under the 2010 Plan.  Every person who at the Grant Date is a consultant to NutraCea or any Affiliate, or any person who is a director of NutraCea but not an employee, is eligible to receive Awards, including non-qualified options (NQOs), but is not eligible to receive ISOs. No Participant will be eligible to receive Awards for more than 5,000,000 shares in any calendar year under the 2010 Plan, except that new employees of NutraCea or any Affiliate (including new employees who are also officers and directors of NutraCea or any Affiliate) are eligible to receive up to a maximum of 10,000,000 shares in the calendar year in which they commence their employment.

Securities Subject to the 2010 Plan.  As of March 31, 2011, there were options to purchase 24,851,753 shares of NutraCea common stock outstanding under the 2010 Plan and 17,916,202 shares reserved for future issuance.  The number of shares available for grant and issuance under the 2010 Plan has been, and will be, increased automatically on January 1 of each year from 2011 through and including 2020 by an amount equal to 5% of NutraCea’s shares outstanding on the immediately preceding December 31, unless the board of directors, in its discretion, determines to make a smaller increase.  In addition, no more than 50,000,000 shares may be issued as ISOs.  The shares covered by the portion of any grant that expires unexercised under the 2010 Plan will become available again for grants under the 2010 Plan. In the event of a stock split, recapitalization or similar event, the number of shares reserved for issuance under the 2010 Plan is subject to adjustment in accordance with the provisions for adjustment in the 2010 Plan.

Granting of Options.  No Options may be granted under the 2010 Plan after 10 years from the date the NutraCea board of directors initially adopted the 2010 Plan. Options generally expire 10 years from their Grant Date, except that an ISO granted to any ten percent stockholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent stockholder).

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the Option Agreement, and in the case of other Awards, referred to as the Award Agreement), in a form satisfactory to NutraCea, executed by NutraCea and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Automatic Option Grant Program for Outside Directors. The 2010 Plan provides for automatic option grants for non-employee directors of NutraCea. The automatic Option grant program under the 2010 Plan (the Director Program) provides for the grant of an Option to purchase 250,000 shares of common stock to non-employee directors on the first business day of each calendar year.  These Option grants generally vest and become exercisable monthly as to 1/12th of the shares underlying the options until they are fully vested on the first anniversary of the grant date.  Outside directors that are initially appointed or elected following the first business day of a calendar year shall receive on the date of such appointment or election, an Option to purchase a pro-rata number of the 250,000 Shares based on the number of months remaining in the calendar year from the date of such appointment or election.  These options shall vest equally over the remaining months of the calendar year and shall vest fully by the end of the calendar year.  The exercise price for Options granted under the Director Program is the fair market value of the common stock on the Grant Date, and the Options generally expire 10 years from the Grant Date (the Expiration Date).  The Options cease to vest if the Participant ceases to be a member of the Board (the Termination Date). If the Participant ceases to be a member of the Board for any reason except for disability or death, then each Option that has not expired or been exercised and has vested on the Termination Date may be exercised by the Participant within 90 days after the Termination Date (or such shorter or longer period as specified in the Option Agreement), but in no event later than the Expiration Date.  If the Participant ceases to be a member of the board due to disability or death of the Participant, then the Participant or the Participant's representative may, within 12 months after the Termination Date exercise such Option rights to the extent they were exercisable on the Termination Date, but in no event later than the Expiration Date.  Non-employee directors of NutraCea have an interest in the approval of this proposal by virtue of their eligibility to receive Options under the Director Program.

Corporate Transactions.  The 2010 Plan provides that if NutraCea is merged into or consolidated with another corporation under circumstances where NutraCea is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of NutraCea cease to own their shares or other equity interests in NutraCea, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of NutraCea give up all of their equity interest in NutraCea, the successor corporation may assume, convert or replace any outstanding Awards. In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding Awards of NutraCea held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding Options, such Options will expire on such transaction on such conditions as the NutraCea board of directors determines. However, the Administrator may accelerate the vesting of such Awards in connection with certain significant corporate transactions.

In the event of certain transactions resulting in a change of control of NutraCea, the vesting of all Awards granted to non-employee members of our board of directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such change of control transaction at such times and on such conditions as the Administrator determines.

Payment of Exercise Price.  Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to NutraCea. Proceeds of any such payment will constitute general funds of NutraCea. The exercise price of options granted under the 2010 Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of NutraCea to the Participant; (c) by surrender of shares of NutraCea common stock owned by the Participant and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by consideration received by NutraCea pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by NutraCea in connection with the 2010 Plan; or (f)  by any combination of the foregoing.

Termination of Employment.  Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, NutraCea or an Affiliate (Employment Termination), expires upon the date of Employment Termination. If Employment Termination is not with cause or due to the disability or death of the Participant, an Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of three (3) months after the date of Employment Termination (or such shorter time period not less than thirty (30) days or such longer time period not exceeding five (5) years as the Administrator may determine), but in any event no later than the expiration date of the Award.  If Employment Termination is due to the death of the Participant, then the Participant's representative may, within twelve (12) months after the date of Employment Termination or such shorter or longer time period not less than six (6) months or exceeding five (5) years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.  If Employment Termination is due to the disability of the Participant, then the Participant or the Participant's representative may, within twelve (12) months after the date of Employment Termination exercise such Award rights to the extent they were exercisable on the date of Employment Termination.  If Employment Termination is with cause, then Participant’s Awards shall expire on the date of Employment Termination, or at such later time and on such conditions as are determined by the Administrator.

Restricted Stock and Bonus Stock.  Subject to the provisions of the 2010 Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding ten (10) years from the date of such Award (the Restriction Period), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.  Awards will be subject to such restrictions as the Administrator may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with NutraCea or upon completion of the performance goals based upon certain performance factors, if any, during the Restriction Period.  Prior to the grant of an Award, the Administrator shall: (a) determine the nature, length and starting date of any performance period for the Award; (b) select the performance factors to be used to measure performance goals, if any; and (c) determine the number of shares that may be awarded to the Participant.  Performance periods may overlap and a Participant may participate simultaneously with respect to Awards that are subject to different performance periods and having different performance goals and other criteria.  Except to the extent otherwise provided in the Award Agreement, upon a Participant's Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant.  The 2010 Plan also allows the Administrator to make Awards of bonus stock to a Participant.

Amendment, Suspension or Termination of the 2010 Plan.  The NutraCea board of directors may at any time amend, alter, suspend or discontinue the 2010 Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the 2010 Plan and Awards granted under thereunder to the requirements of federal or other tax laws.

ERISA, Internal Revenue Code.  The 2010 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2010 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof.  It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations.  The applicable rules are complex and may vary depending upon a Participant's individual circumstances.  The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2010 Plan or in connection with transactions thereunder.

Incentive Stock Options

1.  Option, Exercise, Alternative Minimum Tax.  A Participant will not have taxable income upon the grant or exercise of an ISO.  However, upon exercise, the difference between the fair market value of the common stock acquired upon exercise of the Option exceeding the exercise price of the shares acquired (the Option Spread) on the exercise date for the common stock acquired upon exercise of the Option (the Option Shares) is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." "Alternative minimum tax" is imposed to the extent it exceeds a Participant's regular tax liability.  The maximum alternative minimum tax rate applicable to individuals is now 28%.  The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of NutraCea) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within thirty (30) days after the purchase date (a Section 83(b) Election), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses.  NutraCea receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition (defined below).

In general, an ISO must be exercised within ninety (90) days of Employment Termination to retain the federal income tax treatment described above.  This 90-day period does not apply in the case of a Participant who dies while owning an Option.  In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to twelve (12) months.  The 2010 Plan allows NutraCea to extend the period during which a Participant may exercise the Option.  Any such extension may be treated as the grant of a new Option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an Option is exercised more than three (3) months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

2.  Sale of Option Shares; Disqualifying Dispositions.  A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to NutraCea) or other disposition of Option Shares held longer than two (2) years from the grant date and one (1) year from the date the Participant receives the shares.  If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a Disqualifying Disposition), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income.  For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed.  If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period.  The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed.  A sale of common stock to NutraCea, including use of common stock to pay withholding or withheld by NutraCea upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

3. Section 162(m) of the Code. Section 162(m) of the Code limits the deductions available to NutraCea for federal income tax purposes to the extent that our chief executive officer or any of our four other most highly compensated executive officers at the end of a given year receive more than $1.0 million in compensation in any single year.  For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above.  However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, NutraCea may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year.  For options granted under the 2010 Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, our shareholders are required to approve the material terms of the 2010 Plan, including the maximum number of shares that may be granted to an employee during a specified period.

NutraCea believes that it is in the best interests of NutraCea and its shareholders to preserve to the maximum allowable extent tax deductions that may potentially be available to NutraCea.

Non-Qualified Stock Options

1.  Option; Exercise; Tax Consequences to NutraCea.  Generally, a Participant does not have taxable income upon the grant of an NQO.  Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above.  If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise equal to the Option Spread on the exercise date.  The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer.  If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse.  In such a case, the Participant's holding period will also begin with the date of lapse.

If the exercise price of an NQO is less than the fair market value of the Option Shares on the date of grant, the Participant recognizes ordinary income as the option vests in an amount equal to the excess of (i) the fair market value of the Option Shares on the vesting date, over (ii) the exercise price.  In addition, Section 409A of the Code also imposes a 20% excise tax and an interest penalty on the amount of such income.

2.  Sale of Option Shares.  Upon sale other than to NutraCea of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long-term or short-term depending on the holding period.  A sale of shares to NutraCea will constitute a redemption of such shares, which may be taxable as a dividend.

New Plan Benefits

The grant of Options or other Awards under the 2010 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator.  As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the 2010 Plan except for the automatic option grants for non-employee directors.  Accordingly, future Awards are not determinable.  The table of option grants under "Executive Compensation" provides information with respect to the grant of options to the named executive officers during 2010.  On January 1, 2012, each of our non-employee directors will be granted an option to purchase 250,000 shares of common stock.  The exercise price for these options granted will be at least the fair market value of the common stock on the date of grant.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE NUTRACEA 2010 EQUITY INCENTIVE PLAN

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO USA, LLP (BDO) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2011.  Shareholder ratification of BDO as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board of Directors is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of BDO as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2011.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of NutraCea and its shareholders.  We do not expect a representative of BDO to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

BDO was appointed as our independent registered public accounting firm July 29, 2010.  On May 25, 2010, Perry-Smith LLP (Perry-Smith) was dismissed as the independent registered public accounting firm for NutraCea.  The decision to dismiss Perry-Smith was approved by the Audit Committee of NutraCea’s Board of Directors.

The report of Perry-Smith on the financial statements of NutraCea as of and for the year ended December 31, 2008, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle, other than expressing substantial doubt as to NutraCea’s ability to continue as a going concern.  The report of Perry-Smith on the effectiveness of NutraCea’s internal control over financial reporting as of December 31, 2008, contained an adverse opinion because of the effect of material weaknesses that related to (i) NutraCea not maintaining effective controls to prevent management override of controls, (ii) NutraCea not maintaining effective controls over revenue recognition and accounting for complex transactions and (iii) NutraCea’s failure to retain resources necessary to meet its public financial reporting responsibilities.  These material weaknesses and NutraCea’s plan for remediation were disclosed in Item 9A of NutraCea’s Annual Report on Form 10-K for the year ended December 31, 2008.

During the fiscal years ended December 31, 2009 and 2008, and through May 25, 2010, there were no disagreements with Perry-Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Perry-Smith’s satisfaction, would have caused Perry-Smith to make reference to the subject matter of the disagreement in its reports on NutraCea’s financial statements, except that in March 2008, in connection with the 2007 audit, Perry-Smith disagreed with NutraCea’s initial positions regarding the impairment of certain intangible assets related to its consolidation of Vital Living, Inc., the adequacy of an allowance for doubtful accounts receivable related to a distributor of Vital Living products and whether NutraCea should capitalize or expense amounts paid by NutraCea to a former officer, each of which was satisfactorily resolved.  The Audit Committee of NutraCea’s Board of Directors discussed the subject matter of each such disagreement with Perry-Smith.  NutraCea authorized Perry-Smith to respond fully to inquiries from BDO concerning the subject matter of each such disagreement.  During NutraCea’s years ended December 31, 2009 and 2008, and through May 25, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

NutraCea provided Perry-Smith with a copy of its Current Report on Form 8-K filed on June 1, 2010, and requested that Perry-Smith furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  The letter from Perry Smith to the SEC dated June 1, 2010, was attached as Exhibit 16.1 to NutraCea’s Current Report on Form 8-K filed on June 1, 2010.

Prior to engaging BDO on July 29, 2010, NutraCea did not consult with BDO regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Billed to Independent Registered Public Accounting Firms

The following tables presents fees for professional services rendered by our independent registered public accounting firms.

BDO fees are summarized below:

	2010	2009
Audit fees	$276,500	$262,500
Audit related fees	20,400	-
Tax fees	-	-
Total	$296,900	$262,500

Perry Smith fees are summarized below:

	2010	2009
Audit fees	$-	$10,000
Audit related fees	-	-
Tax fees	-	-
Total	$-	$10,000

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance in connection with other filings, including statutory audits.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services and NutraCea’s 401(k) benefit plan audit and are not reported under “Audit Fees.”

Tax fees

Tax fees include fees for services rendered in connection with preparation of federal, state and foreign tax returns and other filings and tax consultation services.

All other fees

There were no other fees in 2010.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit Fees, Audit-Related Fees, Tax Fees and All Other fees above for 2010 and 2009 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NutraCea specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2010.

The Audit Committee of the Board of Directors has:

•
reviewed and discussed with management and the independent registered public accounting firm, together and separately, NutraCea’s audited consolidated financial statements for the fiscal year ended December 31, 2010;

•	discussed with BDO USA, LLP, NutraCea’s independent registered public accountants, the matters required by auditing standards; and

•	received the written disclosures and the letter from BDO USA, LLP required by Independence Standards Board Standard No. 1 and has discussed with BDO USA, LLP its independence.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NutraCea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

James C. Lintzenich
Edward L. McMillan
John J. Quinn

EXECUTIVE OFFICERS

W. John Short, 62, has served as Chief Executive Officer and Director of NutraCea since October 2009 and from July 2009 until October 2009 he served as our President.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, Advisory Board Member and/or Director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the Chief Executive Officer of Skip’s Clothing Company.  From January 2004 through December 2005 Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short's experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in this industry, his detailed knowledge of our business structure and our products, and his experience as the Chief Executive Officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

Leo G. Gingras, 53, has served as our Chief Operating Officer since April 2007 and our President as of October 2009.  Prior to joining NutraCea, Mr. Gingras served as Vice President of Soy Processing and Technical Services for Riceland Foods, a major rice and soybean processor, from November 2000 until March 2007.  Before November 2000, Mr. Gingras held various positions at Riceland Foods, including Manager of Oil Operations and Quality Assurance Manager.  During his appointments at Riceland Foods, Mr. Gingras oversaw several hundred employees and business units with sales over $320 million.  Prior to Mr. Gingras’ employment at Riceland Foods, he was the Research and Development Manager at Lou Ana Foods, Inc., a company with annual sales of $120 million that processes, packages and markets edible oils.

Jerry Dale Belt, 53, has served as our Chief Financial Officer, Chief Accounting Officer and Executive Vice President since June 15, 2010.  Mr. Belt, is a Certified Public Accountant, a Certified Turnaround Professional, and a Certified Insolvency and Restructuring Advisor with thirty years experience in finance and accounting in both public and private industry. He had been financial advisor for NutraCea from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as Managing Director of Restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as Managing Director for FTI Consulting, Inc., a global business advisory firm. Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984 Mr. Belt spent 6 years in the audit group of Cooper’s & Lybrand, conducting attestation services for large corporations.

Colin Garner, 52, has served as our Senior Vice President of Sales since September 1, 2010.  A seasoned sales and marketing professional Garner brings 25 years of sales experience in the technical food ingredients markets in the U.S., Canada, Latin America, Europe, Asia and the Pacific Rim.  Garner is responsible for leading our global sales initiatives for stabilized rice bran products.  Over the course of his career, Garner has held several senior level positions with a number of recognized food ingredient manufacturers and distribution companies, most recently with Premium Ingredients International from 2009 to 2010, where he was Director of Business Development/Sales.  Previous positions include Director of Global Business Development for Kerry Ingredients & Flavors from 2007 to 2009 and Vice President, Americas at Chaucer Foods Incorporated from 2004 to 2007.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with the compensation strategy and resources of NutraCea, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (1) establish competitive base salary to attract qualified talent, and (2) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and take into account the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  NutraCea’s performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives is a significant part of our evaluation and compensation levels.

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2010 and 2009 by:

•	each person who served as our Chief Executive Officer in 2010;

•	our two most highly compensated executive officers, other than our Chief Executive Officer, who were serving as executive officers at the end of 2010; and

•	each other person that served as an executive officer in 2010.

We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (6)	Total ($)
W. John Short, Chief Executive Officer (2)	2010	328,339	100,000	808,579	70,883	1,307,801
	2009	150,000	-	805,759	23,621	979,380

Leo G. Gingras, Chief Operating Officer	2010	277,639	100,000	730,299	29,361	1,137,299
	2009	237,498	-	171,256	18,844	427,598

Jerry Dale Belt, Chief Financial Officer (3)	2010	127,511	-	411,265	2,210	540,986
	2009	-	-	-	-	-

Colin Garner, Senior Vice President of Sales (4)	2010	60,974	-	65,500	15,608	142,082
	2009	-	-	-	-	-

Kody Newland, Senior Vice President of Sales (5)	2010	130,769	-	65,434	12,617	208,820
	2009	164,882	-	-	16,601	181,483

(1)
Option awards are reported at grant date fair value, if initially awarded in the period, and at incremental fair value if modified in the period.  The assumptions used to calculate the value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2010.

(2)	Mr. Short began his employment with NutraCea on July 7, 2009. The 2010 bonus of $100,000 relates to a signing bonus paid in January 2011.
(3)	Mr. Belt began his employment with NutraCea on June 15, 2010.
(4)	Mr. Garner began his employment with NutraCea on September 1, 2010.
(5)	Mr. Newland resigned on September 15, 2010.
(6)	All other compensation consists of the following amounts for 2010 and 2009:

	2010
	Mr. Short ($)	Mr. Gingras ($)		Mr.Belt ($)	Mr.Garner ($)		Mr. Newland ($)
Automobile allowance	-	10,200		-	-		7,650
Life insurance and long-term disability premiums	20,348	1,032		352	211		821
Commuting expense reimbursements	43,185	3,493	(1)	-	9,098	(2)	-
401(k) safe harbor contribution	7,350	7,350		1,858	625		4,146
Housing allowance	-	7,286	(1)	-	5,674	(2)	-
Total	70,883	29,361		2,210	15,608		12,617

	2009
	Mr. Short ($)	Mr. Gingras ($)	Mr.Belt ($)	Mr.Garner ($)	Mr. Newland ($)
Automobile allowance	-	10,200	-	-	10,200
Life insurance and long-term disability premiums	431	1,294	-	-	1,149
Commuting expense reimbursements	21,286	-	-	-	-
401(k) safe harbor contribution	1,904	7,350	-	-	5,252
Total	23,621	18,844	-	-	16,601

(1)
Mr. Gingras oversees the operations of our plants in Louisiana.  He currently lives in Louisiana.  We pay for the costs of his commute between Louisiana and Arizona.  We maintained a corporate apartment in Arizona for his use when in Arizona for corporate business.

(2)
Mr. Garner currently lives in New York.  He is relocating to Phoenix.  Under the terms of his relocation agreement, we temporarily pay for the costs of his commute between New York and Arizona and provide a housing allowance, until he relocates.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

The following is a brief description of the employment agreements NutraCea entered into with each of the named executive officers and current executive officers.  The resignation related agreements that we entered into with Mr. Newland are described below.

W. John Short, our Chief Executive Officer

On July 6, 2009, we entered into an employment agreement with W. John Short.  The term of the employment agreement extends through June 30, 2012, and the term extended automatically for successive one-year terms unless either NutraCea or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of its intention not to renew the employment agreement.  Mr. Short’s annual salary is $300,000, which salary increased to $350,000 per year on June 30, 2010.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement for moving expenses for the relocation of his primary residence to Phoenix, Arizona.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board of Directors or Compensation Committee.  In addition, Mr. Short was eligible to earn an initial bonus of $100,000 if NutraCea raised $7,000,000 on or before December 31, 2009.

In connection with Mr. Short becoming an employee of NutraCea, NutraCea granted to Mr. Short employee stock options under our 2005 Equity Incentive Plan to purchase 1,200,000, 2,400,000 and 1,400,000 shares of common stock at a price per share equal to $0.20.  The stock option to purchase 1,200,000 shares of common stock vested as to 400,000 shares on August 15, 2009.  Following that date, 66,666 shares subject to that stock option will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 2,400,000 shares vested as to 800,000 shares on August 15, 2009.  Following that date, 133,333 shares will vest on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 1,400,000 shares shall vest on July 1, 2012.

On July 2, 2010, NutraCea entered into an amendment to employment agreement with Mr. Short, amending his employment agreement. Pursuant to the amendment, NutraCea and Mr. Short agreed to extend the term of Mr. Short’s employment agreement to end on the fourth anniversary of the effective date of NutraCea’s Plan of Reorganization (the Plan Effective Date) filed with the United States Bankruptcy Court for the District of Arizona.  The amendment increased Mr. Short’s base salary on the Plan Effective Date to $375,000 from $350,000.  In addition, NutraCea agreed to pay Mr. Short, within ten days of the Plan Effective Date, (i) an initial bonus of $100,000 (as previously provided for in the initial employment agreement), and (ii) a bonus of $300,000 subject, among other things, to certain restrictions imposed by the Plan of Reorganization.  The first bonus of $100,000 was paid in January 2011.

On July 7, 2010, NutraCea granted Mr. Short an additional stock option under our 2010 Equity Incentive Plan to purchase 5,000,000 shares of NutraCea’s common stock at an exercise price of $0.20 per share.  1,000,000 shares subject to the option vested on July 7, 2010, and 1,000,000 shares subject to the option vested on the Plan Effective Date.  The remaining 3,000,000 shares will vest in equal monthly installments on the last day of each month over the 48 month period commencing the month following the Plan Effective Date.

For a description of the termination and change in control provisions of Mr. Short’s employment agreement, see “Termination and Change in Control Arrangements”.

Leo G. Gingras, our President and Chief Operating Officer

On February 8, 2007, NutraCea entered into an employment agreement with Leo G. Gingras, our Chief Operating Officer.  Mr. Gingras served as special assistant to our former Chief Operating Officer until he became our Chief Operating Officer on April 11, 2007.  Pursuant to the employment agreement, we agreed to pay Mr. Gingras an annual salary of $220,000.  In addition, we paid to Mr. Gingras a sign-on bonus of $150,000.  If Mr. Gingras voluntarily resigned before March 15, 2010, Mr. Gingras would have been required to repay to NutraCea a proportionate amount of this sign-on bonus based upon the time he is employed by us between March 15, 2007, and March 15, 2010.  The employment agreement further requires that NutraCea pay to Mr. Gingras a bonus of $20,000 for 2007 and a $600 per month car allowance.  In connection with him becoming one of our employees, Mr. Gingras was issued an option to purchase 250,000 shares of NutraCea’s common stock at an exercise price of $2.63 per share.

On January 8, 2008, Mr. Gingras’ employment agreement was amended to provide an employment term that ends on February 8, 2010, to increase the monthly car allowance to $850 and to provide for an annual cost of living adjustment for his base salary.  Concurrently with the execution of this amendment, we granted to Mr. Gingras an option to purchase 350,000 shares of our common stock at an exercise price per share of $1.49.

On July 28, 2009, we entered into a new employment agreement with Mr. Gingras to serve as our Chief Operating Officer.  The term of his employment is from July 28, 2009, to June 30, 2012.  Pursuant to this employment agreement we agreed to pay Mr. Gingras a base salary at a rate of $250,000 per year from July 28, 2009, to December 31, 2009, which base salary increased to $275,000 per year in 2010.  In addition, we agreed to pay Mr. Gingras a $100,000 bonus, $50,000 of which was payable on or before November 30, 2009, and $50,000 of which was payable on or before March 31, 2010.  As provided in July 2, 2010, employment agreement amended described below, this $100,000 bonus is not payable until after the Plan Effective Date. If Mr. Gingras terminates his employment voluntarily or NutraCea terminates Mr. Gingras for cause before June 30, 2011, he is required to return to NutraCea the entire bonus.  The employment agreement further provides that Mr. Gingras is entitled to discretionary bonuses.  In connection with his execution of this employment agreement, his options to purchase 250,000 and 350,000 shares of our common stock were cancelled and we issued to Mr. Gingras an option to purchase 1,500,000 shares of our common stock at a per share exercise price of $0.22.

On July 2, 2010, NutraCea entered into an amendment to the employment agreement with Mr. Gingras, amending Mr. Gingras’ employment agreement dated July 28, 2009. Pursuant to the amendment, NutraCea and Mr. Gingras agreed to extend the term of Mr. Gingras’ employment agreement to end on the fourth anniversary of the Plan Effective Date.  The amendment increased Mr. Gingras’ base salary on the Plan Effective Date to $300,000 from $275,000.  In addition, NutraCea agreed to pay Mr. Gingras, within ten days of the Plan Effective Date, (i) an initial bonus of $100,000 (as previously provided for in his July 28, 2009, employment agreement), and (ii) a bonus of $300,000 subject, among other things, to certain restrictions imposed by the Plan of Reorganization.  The first bonus of $100,000 was paid in January 2011.

On July 7, 2010, NutraCea granted Mr. Gingras an option to purchase 4,500,000 shares of our common stock at an exercise price of $0.20 per share.  900,000 shares of the option vested on July 7, 2010, and 900,000 shares vested on the Plan Effective Date.  The remaining 2,700,000 shares will vest in equal monthly installments on the last day of each month over the 48 month period commencing the month following the Plan Effective Date.  On July 7, 2010, the per share exercise price of Mr. Gingras’s option to purchase 1,500,000 shares was repriced from $0.22 to $0.20 as authorized by our Board of Directors.

For a description of the termination and change in control provisions of Mr. Gingras’ employment agreement, see “Termination and Change in Control Provisions.”

Jerry Dale Belt, our Chief Financial Officer

On June 15, 2010, NutraCea entered into an employment agreement with Mr. Belt.  Mr. Belt’s term of employment extends through June 1, 2014.  Pursuant to the employment agreement, we agreed to pay Mr. Belt an annual salary of $230,000 which increased to $255,000 on January 1, 2011.  Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board of Directors or Compensation Committee. In connection with his employment, we granted to Mr. Belt a stock option under our 2010 Equity Incentive Plan to purchase 2,500,000 shares of common stock at a price per share equal to $0.20.  This stock option vests as follows:  (i) 500,000 shares vested on June 15, 2010, (ii) 500,000 shares vested on the date the Bankruptcy Court entered an order approving and confirming NutraCea’s plan of reorganization (the Confirmation Date), and (iii) 31,250 shares shall vest each month for 48 months following the Confirmation Date.

Colin Garner, our Senior Vice President of Sales

Colin Garner was appointed our Senior Vice President of Sales effective September 1, 2010.  In connection with his appointment, NutraCea entered into an employment agreement with Mr. Garner on September 1, 2010.  The term of Mr. Garner’s employment agreement extends through September 1, 2012.  Pursuant to the employment agreement, we agreed to pay Mr. Garner an annual salary of $180,000 which shall increase to $200,000 on January 1, 2012 so long as Mr. Garner achieves certain sales targets that are approved by our Board of Directors.  Mr. Garner may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board of Directors or Compensation Committee.  In connection with his employment with us, we granted to Mr. Garner a stock option under our 2010 Equity Incentive Plan to purchase 1,000,000 shares of common stock at a price per share equal to $0.20.  The option shall vest as follows:  20,833 shares each month for 48 months from the employment agreement date.

Kody Newland our former Senior Vice President - Sales

On February 27, 2006, NutraCea entered into a two year employment agreement with our former Senior Vice President of Sales, Kody Newland, pursuant to which we agreed to pay Mr. Newland a base salary of $150,000 per year which will be reviewed annually and adjusted to compensate for cost of living.  The agreement provided that Mr. Newland is eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee.  In addition, the agreement included a car allowance of $600 per month.  In connection with Mr. Newland’s employment with us, we issued to him an option to purchase 500,000 shares of NutraCea’s common stock at an exercise price per share of $1.00.

On January 8, 2008, we amended Mr. Newland’s employment agreement to extend the initial term to February 27, 2010, and to increase the monthly car allowance to $850.  In connection with this amendment, we granted to Mr. Newland an option to purchase 100,000 shares of our common stock at an exercise price per share of $1.49.

On March 3, 2010, NutraCea and Mr. Newland entered into a new employment agreement.  Pursuant to the employment agreement, NutraCea agreed to pay Mr. Newland an annual salary of $175,000. Mr. Newland may be eligible to earn an annual bonus each year with the actual amount and requirements of this bonus to be determined by our Board of Directors or Compensation Committee.

In connection with Mr. Newland entering into the employment agreement with us, we granted to Mr. Newland a stock option to purchase 750,000 shares of common stock at a price per share equal to $0.20 under the 2010 Equity Incentive Plan.  The option to purchase 750,000 shares of common stock vested as to 250,000 shares on March 3, 2010.  The remaining 500,000 shares will vest monthly as to 1/24th of this amount over two years.  Mr. Newland agreed to cancel his option to purchase 500,000 shares of our common stock that was issued to him on February 27, 2006.

Effective September 15, 2010, Mr. Newland resigned as NutraCea’s Senior Vice President of Sales.  In connection with Mr. Newland’s resignation, NutraCea and Mr. Newland entered into a severance and release Agreement which provides, among other things, that 583,333 shares underlying a previously issued option to Mr. Newland will be vested and exercisable for two years commencing on his resignation date.

Equity Compensation Arrangements

2005 Equity Incentive Plan

NutraCea’s Board of Directors adopted the 2005 Equity Incentive Plan (2005 Plan) in May 2005 and the NutraCea’s shareholders approved the 2005 Plan in September 2005.  Under the terms of the 2005 Plan, NutraCea may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to NutraCea on such terms as are determined by the Board of Directors.  A total of 10,000,000 shares of common stock were reserved for issuance under the 2005 Plan.  During the year ended December 31, 2010, options to purchase a total of 206,250 shares were issued under the 2005 Plan.  As of December 31, 2010, options to purchase a total of 9,553,875 shares were outstanding and 396,125 shares were available for future grant under the 2005 Plan

NutraCea’s Board of Directors administers the 2005 Plan, determines vesting schedules on plan awards and may accelerate their schedules for award recipients.  Options granted under the 2005 Plan have terms of up to 10 years.

2010 Equity Incentive Plan

For a description of our 2010 Equity Incentive Plan, please see Proposal 3 above.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2010, regarding equity awards held by each of our named executive officers.

		Option Awards
		# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Un-exercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date
W. John Short	(1)	800,000	400,000	-	0.20	7/5/2019
	(2)	1,600,000	800,000	-	0.20	7/5/2019
	(3)	-	1,400,000	-	0.20	7/5/2019
		1,000,000	-	-	0.20	7/7/2020
		1,000,000	-	-	0.20	7/7/2020
	(4)	62,500	2,937,500	-	0.20	7/7/2020

Leo G. Gingras	(5)	843,750	656,250	-	0.20	7/28/2014
		900,000	-	-	0.20	7/7/2020
		900,000	-	-	0.20	7/7/2020
	(4)	56,250	2,643,750	-	0.20	7/7/2020

Jerry Dale Belt		500,000	-	-	0.20	6/15/2020
		500,000	-	-	0.20	6/15/2020
	(6)	62,500	1,437,500	-	0.20	6/15/2020

Colin Garner	(7)	83,333	916,667	-	0.20	9/1/2020

Kody Newland		583,333	-	-	0.20	9/15/2012

(1)	400,000 vested and became exercisable on August 15, 2009, and 66,666 vest and become exercisable on the last business day of each calendar quarter beginning September 30, 2009.
(2)
800,000 vested and became exercisable on the date Mr. Short became our Chief Executive Officer and 133,333 vest and become exercisable on the last business day of each calendar quarter beginning September 30, 2009.

(3)	The option vests and becomes exercisable on July 1, 2012.
(4)	The options vest and becomes exercisable monthly, over the 48 months ending November 30, 2014.
(5)	375,000 vested and became exercisable on July 28, 2009, and 93,750 vest and become exercisable on the last business day of each calendar quarter beginning December 31, 2009.
(6)	The options vest and become exercisable monthly, over the 48 months ending October 27, 2014.
(7)	The option vests and become exercisable monthly, over the 48 months ending August 31, 2014.

Termination and Change in Control Arrangements

NutraCea has entered into employment agreements and stock option agreements with our named executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of NutraCea.  Regardless of the manner in which a named executive officer’s employment terminates, the executive officer will be entitled to receive amounts earned during the term of employment.  Such amounts include:

•	the portion of the officer’s current annual base salary and bonuses which have accrued through the date of termination;

•	vested stock options; and

•	payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction, all stock options granted pursuant to our 2010 Equity Incentive Plan will vest and become fully exercisable.  For this purpose, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of NutraCea representing fifty percent (50%) or more of the total voting power represented by NutraCea’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by NutraCea of all or substantially all of NutraCea’s assets; or (iii) the consummation of a merger or consolidation of NutraCea or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in the voting securities of NutraCea outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The amount of compensation payable to Kody Newland upon his termination is discussed above.  In addition to the consideration described above, the amount of compensation payable to each other named executive officer following termination or a change of control is discussed below.

John Short

Termination for Disability In the event NutraCea terminates Mr. Short’s employment because of his Disability, Mr. Short is entitled to a lump sum cash payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Disability” is defined as Mr. Short’s substantial inability to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12-month period, due to a physical or mental disability.

Termination Without Cause, for Good Reason, Non-renewal of Employment Agreement, for Death or for Work Related Disability  In the event Mr. Short employment is terminated (i) by NutraCea other than for “cause” (ii) because we elect to not renew his employment agreement at the end of its term, (iii) Mr. Short terminates his employment for “good reason”, (iv) due to Mr. Short’s death or (v) due to Mr. Short’s “work related disability”, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination;

•	three of his options to purchase a total of 5,000,000 shares of common stock shall immediately vest in full and remain exercisable for 2 years following the date of termination; and

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which remains uncured for 30 days after written notice of the breach is delivered to Mr. Short, (ii) Mr. Short has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Short has committed, as determined by our Board of Directors in good faith, or has been convicted of fraud, moral turpitude, embezzlement, theft, other criminal conduct or any felony, (iv) Mr. Short habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. Short breaches his proprietary information agreement with us.

“Work-Related Disability” shall mean that Mr. Short, due to a physical disability that arises out of or is incurred in connection with his employment for NutraCea, has been substantially unable to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12 month period; provided, that a “Work-Related Disability” shall not include a disability arising from, or resulting from, stress, mental, nervous, behavioral or emotional disorders, or related conditions or from alcohol, drug, or controlled substance abuse or misuse.

Termination in Connection With a Change of Control.  In the event that Mr. Short resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination (such amount, his “Severance Payment);

•	three of his options to purchase a total of 5,000,000 shares of common stock shall immediately vest in full and remain exercisable for 2 years following the date of termination;

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon; and

•
a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Short’s base salary and target bonus level for the year in which the termination occurs and (ii) an amount equal to the Severance Payment.

“Change of Control” is defined as the occurrence of any of the following events: (x) the consummation of a merger or consolidation of NutraCea with any other entity which results in the voting securities of NutraCea outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of NutraCea’s business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of NutraCea and its subsidiaries (taken as a whole) to any such person or group of persons.

Acceleration of Stock Options in Connection with a Change of Control Transaction.  Immediately prior to a Change of Control Transaction, Mr. Short’s stock option to purchase 5,000,000 shares granted under our 2010 Equity Incentive Plan shall immediately vest and be exercisable in full.

Leo G. Gingras

Termination Without Cause, Resignation for Good Reason or Death.  In the event Mr. Gingras’ employment is terminated without “cause,” he resigns for “good reason” or he dies, Mr. Gingras is entitled to:

•	a lump sum cash payment equal to 100% of his base salary through the end of the term of the agreement; and

•	immediate vesting of all unvested shares under his option to purchase 1,500,000 shares of common stock.

“Cause” is defined as (i) a breach of a material term of his employment agreement, which remains uncured for thirty days after a written notice of breach and written demand for performance are delivered to Mr. Gingras; (ii) Mr. Gingras has been grossly negligent or engagement in material willful or gross misconduct in the performance of his duties; (iii) Mr. Gingras has committed, as reasonably determined by our Board of Directors, or has been convicted by a court of law of, fraud, moral turpitude, embezzlement, other similar criminal conduct, or any felony; (iv) habitual misuse of alcohol, drugs or any controlled substance; or (v) Mr. Gingras’ breach of his proprietary information agreement with NutraCea or failure to comply with reasonable written standards established by NutraCea for the performance of his duties.

“Good Reason” is defined as (i) any material breach by NutraCea of his employment agreement; (ii) a material reduction of his duties or responsibilities (or the assignment of duties or responsibilities to him that are) not consistent or commensurate with his position as Chief Operating Officer of NutraCea; or (iii) and reduction of his salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Termination in Connection with a Change in Control.  In the event Mr. Gingras or NutraCea terminates Mr. Gingras’ employment with NutraCea within 60 days before and 90 days after a “change in control”, his option to purchase 1,500,000 shares will immediately vest and become exercisable.

“Change in control” is defined as (i) our merger or consolidation with any other entity which results in our voting stock outstanding immediately before the transaction failing to represent more than fifty percent (50%) of the total voting power represented by the surviving entity immediately after the merger or consolidation or (ii) our sale or transfer of all or substantially all of our assets in one or more related transactions not in the ordinary course of business.

Acceleration of Stock Options in Connection with a Chang of Control Transaction.  Immediately prior to a Change of Control Transaction, Mr. Gingras’ stock option to purchase 4,500,000 shares granted under our 2010 Equity Incentive Plan shall immediately vest and be exercisable in full.

Jerry Dale Belt

Termination without Cause, for Nonrenewal of Employment Agreement, for Good Reason. or Death.  In the event Mr. Belts’ employment is terminated (i) by NutraCea other than for Cause, (ii) because we elect to not renew his employment agreement at the end of its term, (iii) by Mr. Belt for Good Reason, or (iv) due to Mr. Belt’s death, Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to the base salary that Mr. Belt would have been paid had he remained employed with NutraCea for the 180 day period following the date of his termination

 “Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following notice of breach, (ii) Mr. Belt has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Belt has committed, as reasonably determined by our Board of Directors, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. Belt habitually misuses alcohol, drugs, or any controlled substance, (v) Mr. Belt breaches his proprietary information agreement with NutraCea, or (vi) Mr. Belt fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breech by NutraCea of any provision of Mr. Belt’s employment agreement; (ii) a material reduction of Mr. Belt’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. Belt that are not consistent or commensurate with and his position as Chief Financial Officer or (iii) any reduction of Mr. Belt’s base salary other than as part of a general reduction of the salaries of all or substantially all of NutraCea’s employees.

Acceleration of Stock Options in Connection with a Change of Control Transaction. Immediately prior to a Change of Control Transaction, Mr. Belt’s stock option to purchase 2,500,000 shares granted under our 2010 Equity Incentive Plan shall immediately vest and be exercisable in full.

Colin Garner

Termination Without Cause.  In the event we terminate Mr. Garner without “cause”, Mr. Garner shall be entitled to:

•	a lump sum cash payment equal to 90 days’ salary;

•	NutraCea will pay premiums for health insurance coverage for 90 days; and

•	all stock options scheduled to vest in the 90 days following his termination shall immediately vest and become exercisable.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, (ii) a determination by the Board of Directors that Mr. Garner has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Garner having failed to meet written standards established by us for performance of duties under the employment agreement, (iv) Mr. Garner has committed, as determined by our Board of Directors, or has been convicted of fraud, moral turpitude, embezzlement, theft, or dishonesty or other criminal conduct, or (v) Mr. Garner habitually misuses alcohol or any non prescribed drug.

Acceleration of Stock Options in Connection with a Change of Control Transaction.  Immediately prior to a Change of Control Transaction, Mr. Garner’s stock option to purchase 1,000,000 shares granted under our 2010 Equity Incentive Plan shall immediately vest and be exercisable in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding beneficial ownership of our common stock as of March 31, 2011, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after March 31, 2011, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 6720 N. Scottsdale Rd, Suite 390, Scottsdale, AZ 85253.

	Shares of Common
	Stock Beneficially Owned
	Number	Percentage
Name and Address of Beneficial Owner	(1)	(1)
John Peebles (2)	14,731,800	7.5%
3733 Wesley Ridge Dr, Apex, NC 27539
W. John Short (3)	5,224,900	2.6%
David S. Bensol (4)	835,375	*
Richard H. Koppes (5)	15,625	*
James C. Lintzenich (6)	2,222,608	1.1%
Edward L. McMillan (7)	844,038	*
Steven W. Saunders (8)	2,399,297	1.2%
Kenneth L. Shropshire (9)	749,500	*
John J. Quinn (10)	370,139	*
Jerry Dale Belt (11)	1,218,750	*
Colin Garner (12)	166,667	*
Leo G. Gingras (13)	3,165,500	1.6%
Kody Newland (14)	610,033	*

All directors and executive officers as a group (12 persons)	17,822,432	8.5%

* less than 1%
(1)
Applicable percentage of ownership is based on 195,717,735 shares of our common stock outstanding as of March 31, 2011, together with applicable options and warrants for such shareholder exercisable within 60 days of March 31, 2011, which is May 30, 2011.

(2)
As of December 31, 2010, John L.T. Peebles claims sole voting and dispositive power as to 12,981,800 shares and shared voting and dispositive power as to 1,750,000 shares.  Information provided herein is based solely upon Mr. Peebles Schedule 13G filed on February 8, 2011.

(3)	Includes 4,975,000 shares issuable upon exercise of options.
(4)	Includes 782,875 shares issuable upon exercise of options.
(5)	Includes 15,625 shares issuable upon exercise of options.
(6)	Includes 826,197 shares issuable upon exercise of options.
(7)	Includes 826,928 shares issuable upon exercise of options
(8)	Includes 930,495 shares issuable upon exercise of options.
(9)	Includes 749,500 shares issuable upon exercise of options.
(10)	Includes 370,139 shares issuable upon exercise of options.
(11)	Includes 1,218,750 shares issuable upon exercise of options.
(12)	Includes 166,667 shares issuable upon exercise of options.
(13)	Includes 3,112,500 shares issuable upon exercise of options.
(14)	Includes 583,333 shares issuable upon exercise of options.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2010, information with respect to our 2003 Stock Plan, 2005 Equity Incentive Plan and 2010 Equity Incentive Plan, and with respect to certain other options and warrants, as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by shareholders (1)	9,553,875	$0.28	396,125
Equity compensation plans not approved by shareholders	38,931,236	0.30	2,321,540	(2)
Total	48,485,111	$0.30	2,717,665

(1)	Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.

(2)	Represents shares reserved for future issuance under our 2003 Stock Compensation Plan and 2010 Equity Incentive Plan.

On October 31, 2003, the Board of Directors approved and adopted the 2003 Stock Compensation Plan and authorized the President of NutraCea to execute a registration statement under the Securities Act of 1933 for 10,000,000 shares of common stock.  As of December 31, 2010, 9,666,207 shares of common stock and no options have been issued under the 2003 Stock Compensation Plan.

A description of our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan is set forth above under “Equity Compensation Arrangements”.

As of December 31, 2010, options to purchase a total of 35,931,236 shares of our common stock were outstanding pursuant to compensation arrangements that have not been approved by our shareholders.  The per share exercise prices of these options vary from $0.20 to $10.00.  Of these options to purchase 35,931,236  shares, as of December 31, 2010, options to purchase a total of 13,000,000 shares are held by the named executive officers (See table titled “Outstanding Equity Awards as of December 31, 2010” above) and options to purchase a total of 4,343,427 shares of common stock held by our current non-employee directors (for directors Bensol, Lintzenich, McMillan, Quinn, Saunders and Shropshire options to purchase 670,000, 785,197, 746,798, 432,639, 1,038793, and 670,000 shares, respectively).  Of the options to purchase 4,343,427 shares held by our non-employee directors, options to purchase a total of 460,788 shares held by directors McMillan, Lintzenich and Saunders were assumed by us when we acquired RiceX in October 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2010, has been approved by our Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires NutraCea’s directors, executive officers and beneficial owners of more than 10% of a registered class of NutraCea’s equity securities to file with the Securities and Exchange Commission (SEC), initial reports of ownership and reports of changes in ownership of NutraCea’s common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish NutraCea with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to NutraCea and written representations that no other reports were required, NutraCea believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2010, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows:  Colin Garner reported his appointment as an executive officer on Form 3 on April 4, 2011, instead of the required reporting date of September 11, 2010.

OTHER BUSINESS

NutraCea’s management knows of no other business to be brought before the 2011 Annual Meeting of Shareholders.  If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, without charge, by writing to Leo G. Gingras, NutraCea’s Corporate Secretary, at NutraCea’s principal executive offices at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.

By Order of the Board of Directors
/s/ Leo G. Gingras
Leo G. Gingras Secretary
Scottsdale, Arizona May 9, 2011

Appendix A

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
NUTRACEA

The undersigned, __________ and _________ hereby certify that:

ONE:  _________ is the duly elected President and ____________ is the duly elected Secretary of NutraCea, a California corporation (“Corporation”).

TWO:  Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

ARTICLE THREE

“This Corporation is hereafter authorized to issue two (2) classes of shares of stock designated respectively “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock that this Corporation is authorized to issue is five hundred million (500,000,000) and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

The Preferred Stock may be divided into such number of series as the board of directors may determine.  The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

THREE:  The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:  The foregoing amendment of the Articles of Incorporation has been approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares entitled to vote with respect to the foregoing amendment was ______________ shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date:  June __, 2011

______________, President

______________, Secretary

[CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION]

Appendix B

NUTRACEA
2010 Equity Incentive Plan

1.     PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 24.

2.     SHARES SUBJECT TO THE PLAN.

2.1           Number of Shares Available. Subject to Sections 2.6 and 18 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is  25,000,000 Shares, and such number will be subject to increase pursuant to the Automatic Annual Increase as defined and provided in Section 2.4 below.

2.2           Lapsed, Returned Awards. Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are surrendered pursuant to an Exchange Program; or (iv) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future issuance under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Stock Bonus Shares are repurchased by the Company at the original issue price or are forfeited to the Company, then such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

2.3           Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.4           Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall automatically be increased as follows (“Automatic Annual Increase”): (i) on the first day of each January from 2011 through and including 2020, the number of Shares available for grant and issuance under this Plan shall be automatically increased by 5% of the number of shares of the Company’s Common Stock issued and outstanding on the preceding December 31 (rounded to the nearest whole share); or (ii) a lesser number of Shares as determined by the Board before the start of a calendar year for which an increase applies.

2.5           Limitations. No more than 50,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.6           Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e)the number of Shares that are granted as Options to Outside Directors as set forth in Section 8 and (f) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.     ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, and Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, and Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 5,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards, except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 10,000,000 Shares in the calendar year in which they commence their employment.

4.     ADMINISTRATION.

4.1           Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan except however, the Board shall establish the terms for the grant of Awards to Outside Directors. Without limiting the previous sentence, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i)  determine the vesting, exercisability and payment of Awards;

(j)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l)  determine the terms and conditions of any, and to institute any, Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2           Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3           Section 162(m) of the Code and Section 16 of the Exchange Act. When the Committee determines, at the Committee’s sole discretion, that it is necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4           Delegation to an Officer.  To the extent permissible by applicable law, the Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Notwithstanding anything to the contrary in this Section 4.4, the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to part (c) of the definition of Fair Market Value.  The Board may delegate to one of more Officers the authority to renew and resolve disputes with respect to Awards held by Participants who are not an officer or director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

5.     OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1           Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2           Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3           Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4           Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of the Plan and the Award Agreement.

         5.5          Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6           Change of Control Transactions.  Except as otherwise provided in an Award Agreement for a particular Option, in the event of a Change of Control Transaction, the vesting of all Options granted to employees pursuant to this Section 5 shall accelerate and such Options will become exercisable in full immediately prior to the consummation of the Change of Control Transaction at such time and on such conditions as the Committee determines, and, unless otherwise determine by the Board, if such Options are not exercised on or prior to the consummation of the Change of Control Transaction, they shall terminate immediately following the consummation of a Change of Control Transaction.

5.7           Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.8           Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.9           Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.10         Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 15 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.11         No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS.

6.1           Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2           Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3           Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 8 of the Plan, and the Award Agreement.

6.4           Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based upon the Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5           Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.     STOCK BONUS AWARDS.

7.1           Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2           Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3           Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4           Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.     PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

9.     AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1 Eligibility. Outside Directors are eligible for Options granted pursuant to this Section 9. Notwithstanding the foregoing, this Section 9 does not limit the ability of the Committee to grant discretionary Awards to Outside Directors.

9.2 Annual Grant. On the first business day of each calendar year, each Outside Director will be granted an Option to purchase two hundred fifty thousand (250,000) Shares, or such lesser number of Shares as determined by the Board.  Any Outside Director that is initially appointed or elected to the Board following the first business day of a calendar year shall receive, on the date of such appointment or election, an Option to purchase a pro-rata number of the 250,000 Shares based on the number of months remaining in the calendar year from the date of such appointment or election (an “Appointment Grant”).  Each Option granted pursuant to this Section 9.2 shall be called an “Annual Grant”.

9.3 Vesting and Exercisability.

(a) Vesting. Annual Grants shall vest and become exercisable as to 1/12 of the total Shares subject to the Annual Grant on each monthly anniversary of the date of grant, such that Annual Grants are fully vested and exercisable on first anniversary of the date of grant, so long as the Outside Director continuously remains a Director, Consultant or Employee of the Company.  Notwithstanding the above, Appointment Grants shall vest monthly in equal amounts over the remaining months in the calendar year they were granted so as to be fully vested by the end of the calendar year.

(b) Change of Control Transactions.  In the event of a Change of Control Transaction, the vesting of all Options granted to Outside Directors pursuant to this Section 9 shall accelerate and such Options will become exercisable in full immediately prior to the consummation of the Change of Control Transaction at such time and on such conditions as the Committee determines, and if such Options are not exercised on or prior to the consummation of the Change of Control Transaction, they shall terminate immediately following the consummation of the Change of Control Transaction.

9.4 Form of Option Grant. Each Option granted under this Section 9 shall be a NQSO and shall be evidenced by a Outside Director Stock Option Grant Agreement in such form as the Committee shall from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.

9.5 Exercise Price. The Exercise Price per Share of each Option granted under this Section 9 shall be the Fair Market Value of the Share on the date the Option is granted.

9.6 Termination of Option. Except as provided in Section 9.3(b) or this Section 9.6, each Option granted under this Section 9 shall expire ten (10) years after its date of grant. The date on which the Outside Director ceases to be a member of the Board, a Consultant or Employee of the Company shall be referred to as the “Outside Director Termination Date” for purposes of this Section 9.6. An Option may be exercised after the Outside Director Termination Date only as set forth below:

(a) Termination Generally. If the Outside Director ceases to be a member of the Board, Consultant or Employee of the Company for any reason except death or Disability, each Annual Grant, to the extent then vested pursuant to Section 9.3 above, then held by such Outside Director may be exercised by the Outside Director (or his or her legal representative) within three (3) months after the Outside Director Termination Date, but in no event later than the expiration date for the Annual Grant.

(b) Death. If the Outside Director ceases to be a member of the Board, Consultant or Employee of the Company because of his or her death, then each Annual Grant, to the extent then vested pursuant to Section 9.3 above, then held by such Outside Director, may be exercised by the Outside Director or his or her legal representative within twelve (12) months after the Outside Director Termination Date, but in no event later than the expiration date for the Annual Grant.

(c) Disability. If the Outside Director ceases to be a member of the Board, Consultant or Employee of the Company because of his or her Disability, then each Annual Grant, to the extent then vested pursuant to Section 9.3 above, then held by such Outside Director, may be exercised by the Outside Director or his or her legal representative within twelve (12) months after the Outside Director Termination Date, but in no event later than the expiration date for the Annual Grant.

10.           WITHHOLDING TAXES.

10.1           Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

10.2           Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

11.           TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.           PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1           Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 12.2.

12.2           Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.           CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.           ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.           REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The Committee may reprice Options without prior stockholder approval. The Committee may, at any time or from time to time authorize the Company, in the case of an Option exchange, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may reduce the Exercise Price of outstanding Options without the consent of affected Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price necessary to avoid treatment as a “deferral of compensation” under Section 409A of the Code.

16.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.           NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

18.           CORPORATE TRANSACTIONS.

18.1           Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

Notwithstanding anything to the contrary in this Section 18.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.

18.2           Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).

18.3            Outside Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Change of Control Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

19.           ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

20.           TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by, and construed in accordance with, the laws of the State of California.

21.           AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

22.           NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.           INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

24.           DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, (c) a failure to materially perform the customary duties of Employee’s employment, (d) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company, or (e) any intentional misconduct by a Participant that adversely affects the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of a Participant.

“Change of Control Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means NutraCea, a California corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the Plan’s adoption by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of an Option.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange or quoted on the OTC Bulletin Board, its closing price on the date of determination on the OTC Bulletin Board or the principal national securities exchange on which the Common Stock is listed or admitted to trading, as applicable, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange or on the OTC Bulletin Board, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith and by taking into account such factors as may be required by applicable law.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are (or would be if the Company’s Shares are not then publicly traded) subject to Section 16 of the Exchange Act.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 9.

“Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means an Employee, Consultant or Director (including Outside Directors) who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;
•	Earnings per share and/or earnings per share growth;
•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•	Operating income and/or operating income growth;
•	Net income and/or net income growth;
•	Total stockholder return and/or total stockholder return growth;
•	Return on equity;
•	Operating cash flow return on income;
•	Adjusted operating cash flow return on income;
•	Economic value added;
•	Individual business objectives; and
•	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Plan” means this NutraCea 2010 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

PRELIMINARY COPY

ANNUAL MEETING OF SHAREHOLDERS OF

NUTRACEA

June 14, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The annual report and proxy statement
are available at http://www.nutracea.com/InvestorRelations

PROXY VOTING INSTRUCTIONS

Company Number:	Account Number:

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
1.	Election of Directors:
☐	W. John Short
☐	Richard H. Koppes
☐	James C. Lintzenich
☐	Edward L. McMillan
☐	John J. Quinn
☐	Steven W. Saunders
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	Approve amendment to NutraCea’s articles of incorporation to increase the authorized number of shares of common stock.
3.	Approve NutraCea’s 2010 Equity Incentive Plan.
4.	Ratify appointment of BDO USA, LLP as NutraCea’s independent registered public accounting firm for the fiscal year 2011.
5.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[END PAGE 1]

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2011
10:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required

for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

NUTRACEA
Name:

Address:

Non-Transferable

NUTRACEA

6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of NutraCea, a California corporation (the "Company"), hereby appoints W. John Short and Leo G. Gingras, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2011 Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road,, Scottsdale, AZ 85253 , on Tuesday, June 14, 2011, from 10:00 A.M. to 12:00 P.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS: